UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2015

4Licensing Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-7843	13-2691380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

767 Third Avenue, 17th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 758-7666

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2015, 4Licensing Corporation, a Delaware corporation (the “Company”), entered into an amendment (including the related Security Agreement, the “Amendment”) to the promissory note (the “Old Prescott Note”) previously issued to Prescott Group Aggressive Small Cap Masterfund, GP (“Prescott Group”) pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 25, 2014, among the Company, Cleveland Capital, L.P. (“Cleveland Capital”) and Prescott Group, and the guarantors party thereto, each of which is a wholly-owned subsidiary of the Company (each a “Guarantor,” and, collectively with the Company, the “Borrowers”).  Pursuant to the Amendment, the Borrowers granted Prescott Group a security interest in substantially all of the Borrowers’ assets, subject to certain exceptions (including any equity interest in Pinwrest Development Group, LLC (“Pinwrest”)), and agreed to certain limitations on the sale or transfer of and the ability to incur liens on certain assets of the Borrowers. In exchange, Prescott agreed to (i) extend the  maturity date of the Old Prescott Note from March 25, 2016 to December 31, 2016 (the “Maturity Date”) and (ii) remove the prepayment penalty under the Old Prescott Note that required the Company, in the event that it elected to repay the Old Prescott Note prior to the Maturity Date, to pay 125% of the entire outstanding principal balance of the Old Prescott Note, plus any and all unpaid accrued interest thereon to, but excluding, the date of such prepayment.

Additionally, on October 23, 2015, the Borrowers issued Prescott Group (i) a Senior Secured Promissory Note (the “New Prescott Note”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 800,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $200,000.

The New Prescott Note accrues interest at a rate of 5.0% per year from and after the date of issuance of the New Prescott Note and is due and payable on the first business day of each fiscal quarter commencing in the first quarter of 2016. The New Prescott Note also matures on the Maturity Date.  The Borrowers may prepay the New Prescott Note at the Borrowers’ election at any time without prepayment penalty or premium.  If the New Prescott Note is not repaid in full by the Maturity Date, Prescott Group may elect to receive all or a portion of such repayment in shares of Common Stock.

The New Prescott Note provides for customary events of default, including nonpayment and certain events of bankruptcy.  If any such event of default occurs and is continuing, Prescott Group may declare all amounts under the New Prescott Note to be immediately due and payable. To induce Prescott Group to make the loan, and to secure the Borrowers’ obligations under the New Prescott Note, the Borrowers granted Prescott Group a security interest in substantially all of the Borrowers’ assets, subject to certain exceptions (including any equity interest in Pinwrest), and agreed to certain limitations on the sale or transfer of and the ability to incur liens on certain assets of the Borrowers.

The Warrants have an initial exercise price of $0.25 per Warrant Share. The Warrants are exercisable immediately and expire on March 25, 2024. The exercise price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends, recapitalization or otherwise of the Common Stock.  In addition, upon the occurrence of certain “fundamental transactions,” such as a merger or consolidation of the Company into another entity or a sale of all or substantially all of the Company’s assets in a single transaction or a series of transactions, the holders of the Warrants, at their option, will be entitled to receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such “fundamental transaction” by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such “fundamental transaction.”  Additionally, in connection with the issuance of the Warrants, both Prescott Group and Cleveland Capital agreed to waive their right to receive additional warrants of the Company pursuant to their rights under the Purchase Agreement in the event of a Dilutive Issuance (as defined in the Purchase Agreement).

The description of the transactions described above does not purport to be complete and is qualified in its entirety by the terms of the Amendment, the New Prescott Note and the Warrants, which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

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Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Warrant Shares and the shares of Common Stock potentially issuable pursuant to the terms of the Notes is hereby incorporated by reference into this Item 3.02.  The securities were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	New Prescott Note

4.2	Warrant

10.1	Amendment and Security Agreement, dated October 23, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4LICENSING CORPORATION

Date: October 29, 2015	By:	/s/ Bruce R. Foster
Name: Bruce R. Foster
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	New Prescott Note

4.2	Warrant

10.1	Amendment and Security Agreement, dated October 23, 2015